Exhibit 5.2

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

May 17, 2021
Brookfield Infrastructure Partners L.P.
73 Front Street, 5th Floor
Hamilton, HM 12, Bermuda

Brookfield Infrastructure Finance ULC
4600-525 8th Avenue S.W.
Calgary, Alberta, Canada T2P 1G1

Brookfield Infrastructure L.P.
73 Front Street, 5th Floor
Hamilton, HM 12, Bermuda

BIP Bermuda Holdings I Limited
73 Front Street, 5th Floor
Hamilton, HM 12, Bermuda

Brookfield Infrastructure Holdings (Canada) Inc.
Suite 300, 181 Bay Street
Toronto, Ontario, Canada M5J 2T3

Brookfield Infrastructure US Holdings I Corporation
250 Vesey Street, 15th Floor
New York, New York, United States 10281

BIPC Holdings Inc.
Suite 300, 181 Bay Street
Toronto, Ontario, Canada M5J 2T3

          RE Post-Effective Amendment to Registration Statement on Form F-3 (File No. 333-232256)

Ladies and Gentlemen:

We have acted as special New York, Ontario and Alberta counsel for Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BIP”), Brookfield Infrastructure Finance ULC, a corporation organized under the laws of Alberta, Canada (the “Finco”), Brookfield Infrastructure L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BILP”), BIP Bermuda Holdings I Limited, a Bermuda exempted company (“Bermuda Holdco”), Brookfield Infrastructure Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation, a corporation organized under the laws of Delaware, United States (“US Holdco”) and BIPC Holdings Inc., a corporation organized under the laws of Ontario, Canada (“BIPC Holdings”, and together with BIP, BILP, Bermuda Holdco, Can Holdco and US Holdco, the “Guarantors”) in connection with the joint filing by BIP, Finco, BILP, BRM Holdco, Can Holdco, US Holdco and BIPC Holdings of a post-effective amendment to BIP’s registration statement on Form F-3 (File No. 333-232256) (as amended, the “Registration Statement”)

with the U.S. Securities and Exchange Commission for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by Finco (the “Debt Securities”) and fully and unconditionally guaranteed by BIP and also guaranteed by the other Guarantors, to be issued pursuant to the indenture to be entered into in connection with the issuance of Debt Securities thereunder (the “Indenture”), among Finco as the issuer, the Guarantors, as guarantors, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company N.A. (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the Indenture (each, a “Supplemental Indenture”) and (b) guarantees of the Debt Securities by the Guarantors as provided for in the Indenture (the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and officers of the general partner of BIP, Finco, BRM Holdco, Can Holdco, US Holdco and BIPC Holdings that we reviewed were and are accurate, and (vi) all representations made by BIP, BILP, Finco, BRM Holdco, Can Holdco, US Holdco and BIPC Holdings as to matters of fact in the documents that we reviewed were and are accurate. We have also assumed that each of BIP, BILP and BRM Holdco is validly existing, has the requisite power to enter into the Indenture and any Supplemental Indenture and has duly authorized entering into the Indenture and any Supplemental Indenture under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture and the relevant Supplemental Indenture have been duly authorized by the Trustees, and when (i) the Indenture and the relevant Supplemental Indenture have been executed and delivered by the Guarantors, the Trustees, and Finco; (ii) the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture and the relevant Supplemental Indentures; and (iii) such Debt Securities and Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, the applicable Supplemental Indenture and the applicable underwriting or other agreement against payment therefor, to the extent governed by the laws of the State of New York, such Debt Securities will constitute valid and binding obligations of Finco, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that, (i) the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (ii) an appropriate prospectus supplement with respect to the Debt Securities and/or the Guarantees will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Further, we have assumed that at or prior to the time of the delivery of any Debt Securities and/or the related Guarantees, (i) all corporate or other action required to be taken to duly authorize each proposed issuance of the Debt Securities and any related documentation shall have been duly completed by Finco and the Guarantors, and shall remain in full force and effect; (ii) the Indenture, the Supplemental Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Finco and the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities and Guarantees. We have also assumed that the execution, delivery and performance by Finco and the Guarantors of any Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Finco and the Guarantors.

We are qualified to practice law in the Province of Alberta, the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Alberta, (b) the laws of the Province of Ontario, (c) the laws of the State of New York and (d) the Delaware General Corporation Law. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture, any Supplemental Indentures or the issuance and sale of any Debt Securities or Guarantees.

All opinions expressed in this letter concerning the laws of the Province of Ontario and the laws of Canada applicable therein have been given by members of the Law Society of Ontario. For the purposes of the above-mentioned opinions concerning the laws of the Province of Québec and the laws of Canada applicable therein, such opinions have been given by members of the Barreau du Québec. For purposes of the above-mentioned opinions concerning the laws of the Province of Alberta and the laws of Canada applicable therein, such opinions have been given by members of The Law Society of Alberta. For purposes of the above-mentioned opinions concerning the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States of America, the opinions have been given by members of the New York State Bar.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP